Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of November 24, 2004, by and between Radiologix, Inc., a Delaware corporation (the “Company”), and Sami Abbasi (“Employee”).

In consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the parties hereby agree as follows:

1. Employment. The Company hereby employs Employee in the capacity of Chief Executive Officer and President. Employee accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Board of Directors. In addition, at the next meeting of the Board of Directors of the Company, Employee’s name shall be submitted to the Directors for election as a Director.

2. Term. Employee’s employment hereunder shall commence on November 24, 2004 (the “Commencement Date”) and shall continue until the fourth anniversary of the Commencement Date (the “Initial Term”). The Initial Term shall be extended for consecutive one-year periods (each such period, a “Renewal Term”) unless either party provides written notice to the other party of non-renewal at least 90 days prior to the expiration of the Initial Term or any Renewal Term. Employee’s employment will be on a full-time basis requiring the devotion of such amount of his professional time as is necessary for the efficient operation of the business of the Company.

3. Compensation and Benefits.

3.1 Salary. For the performance of Employee’s duties hereunder, the Company shall pay Employee an annual salary of no less than $500,000, payable (after deducting required withholdings) in accordance with the Company’s ordinary payroll practices.

3.2 Bonus. Employee will be a participant in all Company bonus or incentive compensation plans that are generally available to the Company’s corporate officers.

3.3 Stock Awards. Upon the execution and delivery of this Agreement by both parties hereto, the Company shall grant to Employee 300,000 shares of restricted stock and stock options for the purchase, at fair market value at the date of grant, of 500,000 shares of the Company’s Common Stock, in each case pursuant to the applicable plans and the terms of stock option agreements or stock award agreements under the Company’s 2004 Long-Term Incentive Compensation Plan (the “LTICP”). Employee shall vest in 100,000 shares of restricted stock on each of the first, second and third anniversaries of the Commencement Date. Employee shall be immediately vested in stock options to purchase 150,000 shares of Common Stock. In addition, on the last day of each month through the first 48 months of Employee’s employment hereunder, Employee shall vest in stock options to purchase 7,291 shares of Common Stock; provided, however, that on the last day of November of 2005, 2006, 2007 and 2008, Employee also shall vest in options to purchase an additional 8 shares of Common Stock, such that during each of the first four years of Employee’s employment under this Agreement, the monthly vesting of stock options (together with such additional November vesting) will represent stock options to purchase an aggregate of 87,500 shares of Common Stock. Upon any termination of Employee, the Company will allow Employee the maximum exercise period provided under the LTICP for stock options in which Employee is vested at the time of his termination. If Employee is terminated without Cause (as defined below) or resigns for Good Reason (as defined below), he shall immediately be vested in all of his unvested stock options and restricted stock.

3.4 Benefits. Employee shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, and any other benefits as are made available to the Company’s corporate officers, all in accordance with the Company’s benefits program in effect from time to time.

3.5 Reimbursement of Expenses. Employee shall be entitled to be reimbursed for all reasonable expenses, including but not limited to expenses for travel, meals and entertainment, licenses and associated costs incurred by Employee in connection with and reasonably related to the furtherance of the Company’s business; provided, however, that the Company may require as a condition to such reimbursements, that Employee comply with the Company’s expense reimbursement policies.

3.6 Annual Review. The Company’s Board of Directors (or, if delegated by the Board of Directors, the Compensation Committee of the Board of Directors) will, on an annual basis, review Employee’s performance and compensation hereunder (including salary, bonus and stock options and/or other equity incentives).

4. Change of Control.

4.1 Termination After a Change of Control Occurs. In the event of a Change of Control of the Company (as defined below), all options then granted to Employee which are unvested at the date of the Change of Control will vest pursuant to the provisions of the Company’s LTICP. In lieu of the provisions of Section 5.2(b), if the Company terminates Employee’s employment hereunder within six months prior to or two years following a Change of Control for any reason other than for Disability or Cause (each as defined below), or if Employee terminates his employment hereunder for Good Reason (as defined below) within two years following a Change of Control, then the Company shall pay Employee, not later than the third business day after the effective date of such termination of employment, in addition to the amounts required under Section 5.2(a), a lump sum severance payment in an amount equal to the sum of (i) the product of Employee’s then current annual salary for one year multiplied by 2.99, plus (ii) the product of 2.99 multiplied by the higher of (y) Employee’s most recent annual bonus payment received for the fiscal year immediately preceding the Change of Control or (z) 60% of Employee’s then current annual salary.

In addition, the Company shall continue to provide Employee with the benefits described in Section 3.4, other than medical insurance, until the earlier of (i) the two-year anniversary of the effective date of Employee’s termination of employment or (ii) the date on which Employee obtains substantially equivalent benefits from another party. The Company shall continue to provide Employee with the medical insurance benefits described in Section 3.4 until the earlier of (i) 18 months after the effective date of Employee’s termination of employment or (ii) the date on which Employee obtains substantially equivalent benefits from another party.

4.2 Definition. As used herein, a “Change of Control” of the Company shall be deemed to have occurred when:

(a) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 4, the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company; (x) any acquisition by the Company; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) below; or

(b) During any period of two consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding

Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this section, (i) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof, (ii) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto, and (iii) “Effective Date” means the effective date of this Agreement; provided, however, that with respect to the treatment of stock options or other stock-based awards, “Effective Date” shall mean the effective date of the plan under which such options or awards are granted, to the extent that the existence of a Change of Control is measured by reference to such effective date.

4.3 Parachute Payment Provisions. If it shall be determined that any payment or distribution of any type by the Company to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Total Payments”) would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Parachute Tax”), the Company shall pay to Employee an additional amount (the “Gross-Up Payment”) such that the net amount retained by Employee, after deduction of any Parachute Tax on the Total Payments and any federal, state and local income and employment taxes and Parachute Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the residence of Employee on the date of termination of employment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

All determinations required to be made under this Section, including whether a Parachute Tax is payable by Employee and the amount of such Parachute Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a nationally recognized firm of certified public accountants (the “Accounting Firm”) used by the Company as its auditors prior to the Change of Control (or, if such Accounting Firm declines to serve, the Accounting Firm shall be a nationally recognized firm of certified public accountants selected by the Company). For purposes of making the calculations required by this Section, the Accounting

Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code, provided that the Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). The Accounting Firm shall be directed by the Company or Employee to submit its preliminary determination and detailed supporting calculations to both the Company and Employee within 15 calendar days after the date the determination hereunder is made, if applicable, and any other such time or times as may be requested by the Company or Employee. If the Accounting Firm determines that any Parachute Tax is payable by Employee, the Company shall pay the required Gross-Up Payment to, or for the benefit of, Employee within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Parachute Tax is payable by Employee, it shall, at the same time as it makes such determination, furnish Employee with an opinion that he has substantial authority not to report any Parachute Tax on his federal tax return. Any good faith determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and Employee absent a contrary determination by the Internal Revenue Service or a court of competent jurisdiction; provided, however, that no such determination shall eliminate or reduce the Company’s obligation to provide any Gross-Up Payments that shall be due as a result of such contrary determination. As a result of the uncertainty in the application of Code Section 4999 at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an “Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to this Section herein and Employee thereafter is required to make a payment of any Parachute Tax, Employee shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Employee as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, Employee within five business days after receipt of such determination and calculations.

The Company and Employee shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Employee, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by this Section herein.

The federal tax returns filed by Employee (or any filing made by a consolidated tax group which includes the Company) shall be prepared and filed on a basis consistent with the determination of the Accounting Firm with respect to the Parachute Tax payable by Employee. Employee shall make proper payment of the amount of any Parachute Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of Employee’s federal income tax return, the Accounting Firm determines in good faith that the amount of the Gross-Up Payment should be reduced, Employee shall within 30 business days pay to the Company the amount of such reduction.

The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by the second and fourth paragraphs of this Section 4.3 shall be borne by the Company. If such fees and expenses are initially advanced by Employee, the Company shall reimburse Employee the full amount of such fees and expenses within five business days after receipt from Employee of a statement therefore and reasonable evidence of his payment thereof.

In the event that the Internal Revenue Service claims that any payment or benefit received under this Agreement constitutes an “excess parachute payment” within the meaning of Code Section 280G(b)(1), Employee shall notify the Company in writing of such claim. Such notification shall be given as soon as practicable but not later than 10 business days after Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which Employee give such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee shall (i) give the Company any information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably satisfactory to Employee; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including, but not limited to, additional interest and penalties and related legal, consulting or other similar fees) incurred in connection with such contest and shall indemnify and hold Employee harmless, on an after-tax basis, for and against for any Parachute Tax or income tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

The Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Employee and shall indemnify and hold Employee harmless, on an after tax basis, from any Parachute Tax (or other tax including interest and penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if Employee are required to extend the statue of limitations to enable the Company to contest such claim, Employee may limit this extension solely to such contested amount. The Company’s control of the contest shall be limited to issues with respect to which a corporate deduction would be disallowed pursuant to Code Section 280G and Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor any final resolution be agreed to by the Company without Employee’s consent if such position or resolution could reasonably be expected to adversely affect Employee unrelated to matters covered hereby.

If, after the receipt by Employee of an amount advanced by the Company in connection with the contest of the Parachute Tax claim, Employee receives any refund with respect to such claim, Employee shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Employee of an amount advanced by the Company in connection with a Parachute Tax claim, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Company does not notify Employee in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

5. Termination.

5.1 Termination Events. Employee’s employment hereunder will terminate upon the occurrence of any of the following events:

(a) Employee dies;

(b) the Board of Directors of the Company, by written notice to Employee or his personal representative, discharges Employee due to Employee’s Disability (as defined below);

As used in this Agreement, the term “Disability” shall mean that for a period of at least 120 days during any twelve consecutive month period on account of a mental or physical condition, Employee is unable to perform the essential functions of his job for the Company, with or without reasonable accommodation. The determination of Employee’s Disability shall be made (a) by a medical physician selected or agreed to by the Company or (b) upon mutual agreement of the Company and Employee or his personal representative. All costs relating to the determination of whether Employee has incurred a Disability shall be paid by the Company. Employee shall submit to any examination that is reasonably required by an examining physician for purposes of determining whether a Disability exists.

(c) Employee is discharged by the Board of Directors of the Company for Cause (as defined below):

As used in this Agreement, the term “Cause” shall mean:

(i) Employee’s conviction of (or plea of guilty or nolo contendere to) (A) any felony or (B) any misdemeanor involving fraud or dishonesty in connection with the performance of his duties hereunder or moral turpitude; or

(ii) the willful and continued failure of Employee for a total of 10 days (which need not be consecutive days) within any fiscal year of the Company to substantially perform his duties with the Company (other than any such failure resulting from illness or Disability) after a written demand for substantial performance from the Board of Directors of the Company is delivered to Employee, which demand specifically identifies the manner in which it is claimed Employee has not substantially performed his duties, or

(iii) Employee has willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company.

For purposes of this Section, no act or failure to act on Employee’s part shall be considered “willful” unless Employee acted in bad faith or without a reasonable belief that Employee’s action or omission was in the best interest of the Company.

(d) Employee is discharged by the Board of Directors of the Company for any reason other than (i) for Cause or Disability, which the Board of Directors may do at any time, or (ii) non-renewal of this Agreement after the Initial Term pursuant to Section 2;

(e) Employee voluntarily terminates his employment due to either (i) a material default by the Company in the performance of any of its obligations hereunder, or (ii) an Adverse Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten days following its receipt of written notice thereof from Employee (which notice must reasonably describe the facts claimed by Employee to constitute the default or Adverse Change in Duties) (the reasons described in items (i) and (ii) of this paragraph being referred to herein as “Good Reason”); or

(f) Employee voluntarily terminates his employment for any reason other than Good Reason, which Employee may do at any time with at least 30 days’ advance notice.

As used in this Agreement, “Adverse Change in Duties” means an action or series of actions taken by the Company and/or the Board of Directors of the Company, without Employee’s prior written consent, which results in:

(i) A change in Employee’s reporting responsibilities, titles, job responsibilities or offices which results in a material diminution of his status, control or authority as Chief Executive Officer and President of the Company; or

(ii) The assignment to Employee of any positions, duties or responsibilities which are materially inconsistent with Employee’s positions, duties and responsibilities or status with the Company; or

(iii) A requirement by the Company that Employee be based or perform his duties anywhere other than (i) at the Company’s corporate office location on the date of this Agreement, or (ii) if the Company’s corporate office location is moved after the date of this Agreement, at a new location that is more than 60 miles from such prior location; or

(iv) A failure by the Company to provide for Employee’s participation in any current or future benefits or plans at a level or to an extent commensurate with that of other corporate officers of the Company, taking into account the differing duties and responsibilities of such executives and their contribution to the success of the Company, as determined in good faith by the Compensation Committee of the Board of Directors.

5.2 Effects of Termination.

(a) Upon termination of Employee’s employment hereunder for any reason, the Company will promptly pay Employee all compensation owed to Employee and unpaid through the effective date of termination (including without limitation salary and Employee’s properly documented expense reimbursements).

(b) In addition, if Employee’s employment is terminated under Sections 5.1(b), (d) or (e), then (i) the Company shall also pay Employee, not later than the third business day after the effective date of such termination of employment, a lump sum severance payment in an amount equal to two times the sum of (A) Employee’s then current annual salary and (B) the lesser of (y) his bonus for the prior fiscal year or (z) his targeted bonus for the current fiscal year, and (ii) the Company shall continue to provide Employee with the medical insurance benefits described in Section 3.4 until the earlier of (A) 18 months after the effective date of Employee’s termination of employment or (B) the date on which Employee obtains substantially equivalent benefits from another party.

5.3 Noncompete After Termination. Immediately upon Employee’s execution of this Agreement and on an on-going basis, the Company agrees that it shall provide to Employee confidential information and trade secrets of the Company and its business (“Confidential Information”). In consideration of, among other things, the Company’s obligation to disclose confidential information to Employee and his receipt of that confidential information, Employee agrees that during his employment with the Company and for the two-year period following the termination of Employee’s employment hereunder for any reason, Employee will not, directly or indirectly, whether as an individual, employee, director, consultant, investor, stockholder, partner, agent, principal, lender or advisor, or in any other capacity whatsoever, and whether personally or through other persons:

(i) provide services to any person, firm, corporation or other business enterprise whose primary business involves (A) owning or operating diagnostic imaging centers or the provision of diagnostic imaging services, (B) providing administrative, management or other information services to radiology practices or (C) providing management services in the area of radiology, in each case unless he obtains the prior written consent of the Board of Directors of the Company. The Company conducts business across the entire United States and, thus, to enforce the covenants herein, the geographic area for purposes of this restriction is nationwide.

(ii) solicit business from, attempt to do business with, or do business with any customer of the Company with whom the Company transacted business within the preceding 12 months, and for which Employee contacted, called on, serviced, did business with or had significant contact with during Employee’s employment with the Company.

(iii) solicit, or attempt to encourage or solicit, any individual to leave the Company’s employ for any reason or interfere in any other manner with the employment relationships between the Company and its current or prospective employees or any employee who has been employed by the Company within ninety days preceding Employee’s termination.

(iv) directly or indirectly induce or attempt to induce any provider, payor, customer, supplier, distributor, licensee or other business relation of the Company to cease doing, or curtail, business with the Company or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensee or other business relation and the Company.

If any restriction set forth in this paragraph is held to be unreasonable and/or unenforceable as written, Employee and the Company agree that the restriction may be reformed to make it enforceable, and the restriction shall remain in full force and effect as reformed.

Employee acknowledges that the restrictions contained in this paragraph in view of the nature of the Company’s business, are reasonable and necessary to protect the Company’s legitimate business interests and that any violation of this paragraph would result in irreparable injury to the Company, and that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. In the event of a breach or a threatened breach by Employee of any provision in this paragraph, the Company shall be entitled to a temporary restraining order and injunctive relief restraining Employee from the commission of any breach, and to recover the Company’s attorneys’ fees, costs and expenses related to the breach or threatened breach. Nothing contained in this paragraph shall be construed as prohibiting the Company from pursuing any other remedies available to it for any breach or threatened breach, including, without limitation, the recovery of money damages, attorneys’ fees, and costs. The restrictions in this paragraph shall each be construed as independent of any other provisions in this Agreement, and the existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement.

If Employee violates any of the restrictions contained in this paragraph, the restrictive period will be suspended and will not run in favor of Employee from the time of the commencement of any violation until the time when Employee cures the violation to the Company’s satisfaction.

6. General Provisions.

6.1 Assignment. Employee shall not assign or delegate any of his rights or obligations under this Agreement without the prior written consent of the Company, and any attempted assignment without the Company’s consent shall be void ab initio. The Company may assign this Agreement to any successor of the Company or any purchaser of all or substantially all of the assets of the Company.

6.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter. In the case of any conflict between the terms of this Agreement and any option agreement or similar instrument, the terms of this Agreement shall control.

6.3 Modifications. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

6.4 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns and Employee and Employee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

6.5 Governing Law. This Agreement is performable in whole or in part in Dallas County, Texas wherein exclusive venue shall lie for any proceeding, claim or controversy, and shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any conflict-of-laws principles.

6.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

6.7 Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

6.8 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to Radiologix, Inc., 3600 J.P. Morgan Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201-2776, attention: General Counsel; and in the case of Employee, to the address shown for Employee on the signature page hereof.

6.9 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision of any other provision of this Agreement.

6.10 Legal Fees and Expenses. In the event of any disputes under this Agreement, each party shall be responsible for its own legal fees and expenses which it may incur in resolving such dispute, unless otherwise prohibited by applicable law or a court of competent jurisdiction. The Company shall promptly pay Employee’s legal fees not to exceed $40,000 incurred by him in connection with his employment with the Company as Chief Executive Officer and President.

6.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.12 Mediation. If a dispute arises out of or relating to this Agreement or its breach, and if the dispute cannot be settled through direct discussions, then the parties agree to first endeavor to settle the dispute in an amicable manner by mediation, under the applicable provisions of Section 154.001, et seq., Texas Civil Practice & Remedies Code, as supplemented by the rules of the Association of Attorney Mediators, before having recourse to any other proceeding or forum. The parties agree to conduct such mediation in Dallas County, Texas, through either an individual mediator agreed upon by the parties; or if the parties cannot agree upon a mediator, through a mediator to be appointed by the American Arbitration Association in accordance with its rules governing mediation. The cost and expense of the mediation shall be borne equally by the parties. This provision shall not prevent any of the parties from seeking injunctive relief or exercising any of the rights or remedies provided for in this Agreement.

6.13 Code Section 409A Compliance. Notwithstanding any other provisions of this Agreement to the contrary, the parties hereto agree that they will in good faith amend this Agreement in any manner reasonably necessary in order to comply with Code Section 409A, as enacted by the American Jobs Creation Act of 2004, and the parties further understand and agree that any provision in this Agreement that shall violate the requirements of Code Section 409A shall be of no force and effect after such amendment.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement, effective as of the day and year first above written.

COMPANY		EMPLOYEE

RADIOLOGIX, INC.

By:	/s/ Marvin S. Cadwell	/s/ Sami Abbasi
Name: Marvin S. Cadwell
Title: Chief Executive Officer		Address: 2200 Ross Avenue
Dallas, TX 75201